Exhibit 10.1

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

THERAVANCE BIOPHARMA, INC. 2013 EQUITY INCENTIVE PLAN

(ORIGINALLY ADOPTED EFFECTIVE OCTOBER 22, 2013, AMENDED & RESTATED EFFECTIVE FEBRUARY 14, 2023)

THERAVANCE BIOPHARMA, INC. 2013 EQUITY INCENTIVE PLAN

ARTICLE I. INTRODUCTION.

The Plan was originally adopted by the Board and effective on October 22, 2013, although no awards were granted prior to the Registration Date. The Plan as most recently amended and restated was adopted by the Board on February 14, 2023 and shall be effective on the Restatement Effective Date in accordance with Section 16.1. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications, and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased share ownership. The Plan seeks to achieve this purpose by providing for the following Awards: (i) Options (which may constitute ISOs or NSOs), (ii) SARs, (iii) Restricted Shares, (iv) Share Units and (v) Performance Cash Awards.

The Plan shall be governed by, and construed in accordance with, the laws of the Cayman Islands (except its choice-of-law provisions).

ARTICLE II. ADMINISTRATION.

2.1        General. The Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it. To the extent permitted by law, a Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan.

2.2         Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.3        Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c)  determine whether and to what extent any performance goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Ordinary Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.

2.4       Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Employees, Outside Directors and Consultants and any other holders of Awards.

ARTICLE III. SHARES AVAILABLE FOR GRANTS.

3.1       Basic Limitation. Ordinary Shares issued pursuant to the Plan may be authorized but unissued shares. Subject to adjustment as provided in Article 11 and the share counting provisions in Sections 3.2 and 3.3 below, the aggregate number of Ordinary Shares that may be issued pursuant to Share Awards granted under the Plan shall not exceed 26,032,129 shares. The Company shall reserve and keep available such number of Ordinary Shares as will be sufficient to satisfy the requirements of the Plan.

3.2        Share Counting. If Restricted Shares or Ordinary Shares issued upon the exercise of Options under the Plan are forfeited (or surrendered as a matter of Cayman Islands law) or repurchased, then such Ordinary Shares shall again become available for issuance under the Plan. If Share Units, Options or SARs under the Plan are forfeited (or surrendered as a matter of Cayman Islands law), settled in cash (in whole or in part) or terminate for any other reason before being exercised or settled in full, then the corresponding Ordinary Shares shall again become available for issuance under the Plan. If SARs are exercised, then only the number of Ordinary Shares (if any) actually issued to the Participant in settlement of such SARs shall reduce the number available under Article 3.1 and the balance shall again become available for issuance under the Plan. Ordinary Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall thereafter be available for issuance under the Plan. To the extent that an Award is settled in cash rather than Ordinary Shares, the cash settlement shall not reduce the number of Ordinary Shares available for issuance under the Plan.

3.3       Shares Subject to Substituted Awards. The number of Ordinary Shares subject to Substitute Awards granted by the Company shall not reduce the number of Ordinary Shares that may be issued under Section 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan to the extent of any forfeiture (or surrender as a matter of Cayman Islands law), expiration or cash settlement as provided under Section 3.2. Additionally, to the extent permitted by Nasdaq Marketplace Rule 5635(c) or any successor thereto, in the event that a company acquired by the Company, a Subsidiary or any Affiliate or with which the Company, a Subsidiary or any Affiliate combines has shares available for awards or grants under one or more pre-existing plans not adopted in contemplation of such acquisition or combination and previously approved by the acquired entity’s shareholders, then, to the extent determined by the Administrator, the shares available for award or grant pursuant to the terms of such pre-existing plan(s) (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of the securities of the entities that are parties to such acquisition or combination) may be used for Share Awards under the Plan and shall not reduce the number of Ordinary Shares that may be issued under Section 3.1; provided however, that Share Awards using such shares shall not be made after the date awards or grants could have been made under the terms of such pre-existing plan(s), absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing service to the Company or its Affiliates immediately prior to such acquisition or combination.

3.4      Certain Share Limits. Subject to adjustment in accordance with Article 11:

(a)       No more than 4,500,000 Ordinary Shares may be issued under the Plan upon the exercise of ISOs; and

(b)       The aggregate number of Ordinary Shares subject to Options and SARs that may be granted under this Plan during any fiscal year to any one Outside Director shall not exceed 228,571. The aggregate number of Ordinary Shares subject to Share Awards other than Options and SARs that may be granted under this Plan during any fiscal year to any one Outside Director shall not exceed 228,571.

ARTICLE IV. ELIGIBILITY.

4.1       ISOs. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding shares of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

4.2       Other Grants. Awards other than ISOs may only be granted to Employees, Outside Directors and Consultants.

ARTICLE V. OPTIONS.

5.1       Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2       Number of Shares. Each Option Agreement shall specify the number of Ordinary Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 11.

5.3       Exercise Price. Each Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of an Ordinary Share on the date of grant nor shall the Exercise Price be less than the par value of an Ordinary Share. This Section 5.3 shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Sections 409A, 424(a) and/or 457A of the Code, to the extent applicable.

5.4       Exercisability and Term. Each Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. Such date or event may be determined by the satisfaction of performance conditions established by the Administrator. An Option Agreement may provide for the automatic exercise of the Option. The Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. An Option Agreement may provide for accelerated exercisability in the event of a Change in Control, the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5       Modification or Assumption of Options. Within the limitations of the Plan, including the limitations in Section 5.6, the Administrator may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

5.6        No Repricing. Notwithstanding anything to the contrary in the Plan, the Administrator shall not, without the approval of the shareholders of the Company, (i) reduce the Exercise Price of any previously granted Option, (ii) cancel any previously granted Option in exchange for cash or another award if the Exercise Price of such Option exceeds the Fair Market Value of an Ordinary Share on the date of such cancellation, or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Ordinary Shares are then listed, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Article 11.

5.7       Buyout Provisions. Within the limitations of the Plan, including the limitations in Section 5.6, the Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

ARTICLE VI. PAYMENT FOR OPTION SHARES.

6.1       General Rule. The entire Exercise Price of Ordinary Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time such Ordinary Shares are purchased, except that the Administrator at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2       Surrender of Shares. With the Administrator’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Ordinary Shares that are already owned by the Optionee. As a matter of Cayman Islands law, such surrender shall take effect as a repurchase if such Ordinary Shares that are already owned by the Optionee in consideration for the issue by the Company to the Optionee of the Ordinary Shares to be issued upon exercise of the Options. Such Ordinary Shares shall be valued at their Fair Market Value on the date the new Ordinary Shares are purchased under the Plan.

6.3       Exercise/Sale. With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Ordinary Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4       Exercise/Pledge. With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Ordinary Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5       Net Exercise. With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid through a net exercise procedure.

6.6       Promissory Note. To the extent permitted by Section 13(k) of the Exchange Act, with the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

6.7       Other Forms of Payment. With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE VII. SHARE APPRECIATION RIGHTS.

7.1       SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2       Number of Shares. Each SAR Agreement shall specify the number of Ordinary Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11.

7.3       Exercise Price. Each SAR Agreement shall specify the Exercise Price which shall not be less than 100% of the Fair Market Value of an Ordinary Share on the date of grant nor shall the Exercise Price be less than the par value of an Ordinary Share. The preceding sentence shall not apply to an SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Sections 409A, 424(a) and/or 457A of the Code, to the extent applicable. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

7.4       Exercisability and Term. Each SAR Agreement shall specify the date all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed 10 years from the date of grant. An SAR Agreement may provide for accelerated exercisability in the event of a Change in Control, the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5       Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Ordinary Shares, (b) cash or (c)  a combination of Ordinary Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Ordinary Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Ordinary Shares subject to the SARs exceeds the Exercise Price. If, on the date an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6       Modification or Assumption of SARs. Within the limitations of the Plan, including the limitations in Section 7.7, the Administrator may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

7.7       No Repricing. The Administrator shall not, without the approval of the shareholders of the Company, (i) reduce the Exercise Price of any previously granted SAR, (ii) cancel any previously granted SAR in exchange for cash or another award if the Exercise Price of such SAR exceeds the Fair Market Value of an Ordinary Share on the date of such cancellation, or (iii) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Ordinary Shares are then listed, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Article 11.

7.8       Buyout Provisions. Within the limitations of the Plan, including the limitations in Section 7.7, the Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an SAR previously granted or (b) authorize an Optionee to elect to cash out an SAR previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

ARTICLE VIII. RESTRICTED SHARES.

8.1       Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

8.2       Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services, future services and such other methods of payment as are permitted by applicable laws, regulations and rules. If the Participant is an Outside Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act. Within the limitations of the Plan, the Administrator may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

8.3       Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. The Administrator may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified performance period equal or exceed a target determined in advance by the Administrator. The Administrator shall determine such performance. Such target shall be based on one or more of the criteria set forth in Appendix A or such other criteria selected by the Administrator. A Restricted Share Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant’s death, disability or retirement or other events.

8.4       Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Share Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Cash dividends with respect to any Restricted Shares and any other property (other than cash) distributed as a dividend or otherwise with respect to Restricted Shares shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such cash, shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

ARTICLE IX. SHARE UNITS AND PERFORMANCE CASH AWARDS.

9.1       Share Unit Agreement. Each grant of Share Units under the Plan shall be evidenced by a Share Unit Agreement between the recipient and the Company. Such Share Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Share Unit Agreements entered into under the Plan need not be identical. Share Units may be granted in consideration of a reduction in the recipient’s other compensation.

9.2       Payment for Awards. To the extent that an Award is granted in the form of Share Units, no cash consideration shall be required of the Award recipients.

9.3       Vesting Conditions. Each Award of Share Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Share Unit Agreement. The Administrator may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified performance period equal or exceed a target determined in advance by the Administrator. The Administrator shall determine such performance. Such target shall be based on one or more of the criteria set forth in Appendix A or such other criteria selected by the Administrator. A Share Unit Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant’s death, disability or retirement or other events.

9.4       Voting and Dividend Rights. The holders of Share Units shall have no voting rights. Prior to settlement or forfeiture, any Share Unit awarded under the Plan may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Ordinary Share while the Share Unit is outstanding. Dividend equivalents may be converted into additional Share Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Ordinary Shares, or in a combination of both. Notwithstanding the foregoing, dividend equivalents with respect to any Share Units shall be subject to the same conditions and restrictions as the Share Units to which they attach.

9.5       Form and Time of Settlement of Share Units. Settlement of vested Share Units may be made in the form of (a) cash, (b) Ordinary Shares or (c) any combination of both, as determined by the Administrator. The actual number of Share Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Share Units into cash may include (without limitation) a method based on the average Fair Market Value of Ordinary Shares over a series of trading days. Vested Share Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Share Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Share Units is settled, the number of such Share Units shall be subject to adjustment pursuant to Article 11.

9.6       Death of Recipient. Any Share Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Share Units under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Share Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

9.7       Modification or Assumption of Share Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding share units or may accept the cancellation of outstanding share units (whether granted by the Company or by another issuer) in return for the grant of new share units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Share Unit shall, without the consent of the Participant, materially impair his or her rights or obligations under such Share Unit.

9.8       Creditors’ Rights. A holder of Share Units shall have no rights other than those of a general creditor of the Company. Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Share Unit Agreement.

9.9       Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment of certain performance goals for a specified performance period. The Administrator shall determine such performance. The goals applicable to a Performance Cash Award shall be based on one or more of the criteria set forth in Appendix A or such other criteria selected by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical. The Administrator may determine, at the time of granting a Performance Cash Award or thereafter, that all or part of such Performance Cash Award shall become earned and payable in the event that the Company is subject to a Change in Control before the Participant’s service terminates or as otherwise determined by the Administrator in special circumstances.

ARTICLE X. CHANGE IN CONTROL.

10.1       Effect of Change in Control. Unless the Administrator provides otherwise in an Option Agreement, SAR Agreement, Restricted Share Agreement or Share Unit Agreement, in the event of any Change in Control, each outstanding Share Award shall automatically accelerate so that each such Share Award shall, immediately prior to the effective date of the Change in Control, become fully vested and exercisable for all of the Ordinary Shares at the time subject to such Share Award and may be exercised for any or all of those fully-vested Ordinary Shares. However, an outstanding Share Award shall not so accelerate if and to the extent such Share Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable award from the successor corporation (or parent thereof). The determination of award comparability shall be made by the Administrator, and its determination shall be final, binding and conclusive.

10.2       Acceleration. The Administrator shall have the discretion, exercisable either at the time the Share Award is granted or at any time while the Share Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Share Award is to be assumed or replaced in the Change in Control, or in connection with a termination of a Participant’s service preceding or following a Change in Control.

ARTICLE XI. PROTECTION AGAINST DILUTION.

11.1       Adjustments. In the event of a subdivision of the outstanding Ordinary Shares, a declaration of a dividend payable in Ordinary Shares or a combination or consolidation of the outstanding Ordinary Shares (by reclassification or otherwise) into a lesser number of Ordinary Shares, corresponding adjustments shall automatically be made in each of the following:

(a)       The number and kind of shares available for issuance under Article 3, including the numerical share limitations in Section 3.1 and 3.4;

(b)      The number and kind of shares covered by each outstanding Option, SAR and Share Unit; and

(c)      The Exercise Price under each outstanding Option and SAR, and the repurchase price, if any, applicable to outstanding Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Ordinary Shares in an amount that has a material effect on the price of Ordinary Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Any adjustment in the number of and kind of shares subject to a Share Award under this Section 11.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Company of shares of any class or securities convertible into shares of any class, any subdivision or consolidation of shares of any class, the payment of any share dividend or any other increase or decrease in the number of shares of any class.

11.2       Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Share Units shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3       Reorganizations. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Section 17.6(c)), all outstanding Share Awards shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Share Awards (or portions thereof) in an identical manner. The treatment specified in the transaction agreement or by the Administrator shall include (without limitation) one or more of the following with respect to each outstanding Share Award:

(a)       The continuation of such outstanding Share Award by the Company (if the Company is the surviving entity).

(b)       The assumption of such outstanding Share Award by the surviving entity or its parent (with respect to Options and SARs, in a manner that complies with applicable tax requirements).

(c)       The substitution by the surviving entity or its parent of an equivalent award for such outstanding Share Award (with respect to Options and SARs, in a manner that complies with applicable tax requirements), including (but not limited to) an award to acquire the same consideration paid to the holders of Ordinary Shares in the transaction.

(d)       Full exercisability of such outstanding Share Award and full vesting of the Ordinary Shares subject to such Share Award, followed by the cancellation of such Share Award. The full exercisability of such Share Award and full vesting of the Ordinary Shares subject to such Share Award may be contingent on the closing of the transaction. The Participant shall be able to exercise such Share Award during a period of not less than five full business days preceding the closing date of such transaction, unless (i) a shorter period is required to permit a timely closing of such transaction and (ii) such shorter period still offers the Participant a reasonable opportunity to exercise such Share Award. Any exercise of such Share Award during such period may be contingent on the closing of such transaction.

(e)       The cancellation of such outstanding Share Award and a payment to the Participant with respect to each Ordinary Share subject to the Share Award as of the transaction date equal to the excess of (i) the value, as determined by the Administrator in its discretion, of the property (including cash) received by the holder of an Ordinary Share as a result of the transaction over (ii) if applicable, the per-share Exercise Price of the Share Award (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent with a value equal to the Spread. Such payment may be subject to vesting based on the Participant’s continuing service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Share Award would have become exercisable or such Ordinary Shares would have vested. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of the Company’s Ordinary Shares. If the Spread applicable to a Share Award is zero or a negative number, then such Share Award may be cancelled without making a payment to the Participant. In the event that a Share Unit is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Share Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4).

(f)      The assignment of any reacquisition or repurchase rights held by the Company in respect of an award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

Any action taken under this Section 11.3 shall either preserve a Share Award’s status as exempt from Code Section 409A and/or 457A (as applicable) or comply with Code Section 409A and/or 457A (as applicable).

ARTICLE XII. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Ordinary Shares issued under this Plan. Such Ordinary Shares shall be treated for all purposes under the Plan like Ordinary Shares issued in settlement of Share Units and shall, when issued, reduce the number of Ordinary Shares available under Article 3.

ARTICLE XIII. PAYMENT OF FEES IN SECURITIES.

13.1       Effective Date. No provision of this Article 13 shall be effective unless and until the Board has determined to implement such provision.

13.2       Elections to Receive NSOs, Restricted Shares or Share Units. An Outside Director may elect to receive his or her annual retainer payments or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Share Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Share Units shall be issued under the Plan. An election under this Article 13 shall be filed with the Company on the prescribed form.

13.3       Number and Terms of NSOs, Restricted Shares or Share Units. The number of NSOs, Restricted Shares or Share Units to be granted to Outside Directors in lieu of annual retainers or meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Share Units.

ARTICLE XIV. LIMITATION ON RIGHTS.

14.1       No Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s articles of association and by-laws and a written employment agreement (if any).

14.2       Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Ordinary Shares covered by his or her Award prior to the time that a Participant is listed on the register of members of the Company as the holder of such Ordinary Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

14.3       Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Ordinary Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Ordinary Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Ordinary Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority will not have been obtained.

14.4       Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution. An ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

14.5       Recoupment of Awards. All Awards granted under the Plan, all amounts paid under the Plan and all Ordinary Shares issued under the Plan shall be subject to recoupment in accordance with The Dodd — Frank Wall Street Reform and Consumer Protection Act and any implementing regulations and/or listing standards thereunder, any compensation recovery policy adopted by the Company or as otherwise required by applicable law.

ARTICLE XV. WITHHOLDING TAXES.

15.1       General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Ordinary Shares or make any cash payment under the Plan unless such obligations are satisfied.

15.2       Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Ordinary Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Ordinary Shares that he or she previously acquired. Such Ordinary Shares shall be valued at their Fair Market Value on the date they are withheld or surrendered.

15.3       Section 409A and 457A Matters. Except as otherwise set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Section 409A of the Code. To the extent an Award is subject to Section 409A of the Code, the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Section 409A of the Code so that the Award is not subject to additional tax or interest under Section 409A, unless the Administrator expressly provides otherwise. An Award that is subject to Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Section 409A of the Code. In this regard, if any amount under an Award that is subject to Section 409A of the Code is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1) of the Code. Except as otherwise set forth in an Award Agreement, it is intended that Awards granted under the Plan be exempt from Section 457A of the Code.

ARTICLE XVI. FUTURE OF THE PLAN.

16.1       Effective Date; Term of the Plan. The Plan was originally adopted by the Board and effective on October 22, 2013. The Plan as most recently amended and restated was adopted by the Board on February 14, 2023 and shall be effective on the date of the approval of the Plan, as amended and restated, by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company (the “Restatement Effective Date”). The Plan shall remain in effect until the earlier of (a) the date the Plan is terminated under Section 16.2 or (b) the 10th anniversary of the date the Board adopted the amended and restated plan.

16.2       Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not materially impair any Award previously granted under the Plan without such holder’s consent.

16.3       Shareholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules, including the rules and regulations of the principal U.S. national securities exchange on which the Ordinary Shares are traded.

ARTICLE XVII. DEFINITIONS.

17.1       “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

17.2       “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

17.3       “Award” means any award of a Share Award or a Performance Cash Award under the Plan.

17.4       “Award Agreement” means an Option Agreement, an SAR Agreement, a Restricted Share Agreement, a Share Unit Agreement or such other agreement, including electronic communication, evidencing an Award granted under the Plan.

17.5       “Board” means the Company’s Board of Directors, as constituted from time to time.

17.6       “Change in Control” shall mean:

(a)       The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)    The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)    A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)       Had been directors of the Company on the date 12 months prior to the date of such change in the composition of the Board (the “Original Directors”) or

(ii)      Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d)      Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the country or state, as applicable, of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Section 409A of the Code, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

17.7       “Code” means the Internal Revenue Code of 1986, as amended.

17.8       “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

17.9       “Company” means Theravance Biopharma, Inc., a Cayman Islands exempted limited liability company.

17.10     “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

17.11       “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

17.12       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

17.13       “Exercise Price,” in the case of an Option, means the amount for which one Ordinary Share may be purchased upon exercise of such Option, as specified in the applicable Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Ordinary Share in determining the amount payable upon exercise of such SAR.

17.14       “Fair Market Value” means the closing selling price of one Ordinary Share on Nasdaq or any other established stock exchange or national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If the Ordinary Shares are no longer traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. Such determination shall be conclusive and binding on all persons.

17.15       “ISO” means an incentive stock option described in section 422(b) of the Code.

17.16       “NSO” means an option not described in sections 422 or 423 of the Code.

17.17       “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Ordinary Shares.

17.18       “Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

17.19      “Optionee” means an individual who or estate that holds an Option or SAR.

17.20      “Ordinary Shares” means the ordinary shares of the Company.

17.21      “Outside Director” shall mean a member of the Board who is not an Employee.

17.22      “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

17.23      “Participant” means an individual who or estate that holds an Award.

17.24      “Performance Cash Award” means an award of cash granted under Section 9.8 of the Plan.

17.25       “Plan” means this Theravance Biopharma, Inc. 2013 Equity Incentive Plan, as amended from time to time.

17.26       “Registration Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission pursuant to Form 10.

17.27      “Restricted Share” means an Ordinary Share awarded under Article 8 of the Plan.

17.28       “Restricted Share Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

17.29      “SAR” means a share appreciation right granted under the Plan.

17.30       “SAR Agreement” means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

17.31       “Share Award” means any award of an Option, an SAR, a Restricted Share or a Share Unit under the Plan.

17.32       “Share Unit” means a bookkeeping entry representing the equivalent of one Ordinary Share, as awarded under the Plan.

17.33       “Share Unit Agreement” means the agreement between the Company and the recipient of a Share Unit which contains the terms, conditions and restrictions pertaining to such Share Unit.

17.34       “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

17.35       “Substitute Awards” means Awards or Ordinary Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company, a Subsidiary or any Affiliate or with which the Company, a Subsidiary or any Affiliates combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

Appendix A

Performance Criteria and Other Terms and Conditions Relating to

certain Restricted Shares, Share Units and Performance Cash Awards

If the Administrator determines that an Award of Restricted Shares or Share Units or a Performance Cash Award is intended to be subject to this Appendix A, the lapsing of restrictions thereon and the distribution of cash, Ordinary Shares or other property pursuant thereto, as applicable, may be subject to the achievement of one or more objective performance goals established by the Administrator, which may be based on the attainment of specified levels of one or any combination of the following: share price; net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Ordinary Shares or any other publicly-traded securities of the Company; market share; gross profits; net profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; drug discovery or development milestones; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, successfully executing an advisory committee meeting or similar proceeding, or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer); initiation or completion of pre-clinical studies; clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships, research joint ventures, licenses, collaborations or comparable transactions (including in- licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products or development candidates (including with group purchasing organizations, distributors and other vendors)); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products or development candidates); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; royalty monetizations, sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research (including pre- clinical achievements, nominating a development candidate or initiating a new full discovery program), development, manufacturing (including initiating formulation or device development work or finalizing API or drug product processes), commercialization, development candidates, products or projects, safety, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel; or any other financial or business measures as may be determined by the Administrator. In the areas of development, regulatory progress and commercialization, the achievements described above performed by a third party with which the Company has a licensing or collaborative agreement (a “Partner”), or relating to an asset in which the Company has an economic interest, shall apply to the Company. For example, if a Partner accomplishes development milestones, regulatory achievements, commercialization or sales targets with an asset within a program that is a subject of the licensing or collaboration agreement between the Company and the Partner, then such Partner’s accomplishments shall constitute achievements of the Company. Similarly, if an asset in which the Company has an economic interest, which asset is controlled by a third party, achieves development milestones, regulatory achievements, commercialization or sales targets, then such third party’s accomplishments with such asset shall constitute achievements of the Company. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the applicable performance goals unsuitable or requires an adjustment to the performance goals or achievement with respect to the performance goals, the Administrator may in its discretion modify such performance goals or the actual levels of achievement regarding the performance goals, in whole or in part, as the Committee deems appropriate and equitable. Without limiting the foregoing, in calculating results under any performance criterion, the Administrator may provide for exclusion of the impact of an event or occurrence which the Administrator determines should appropriately be excluded, including, but not limited to: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) any extraordinary, unusual or non-recurring items.